Exhibit No. 3(ii)
As Amended Through May 24, 2017
AMENDED AND RESTATED
BY-LAWS
OF
BLACK BOX CORPORATION
(a Delaware corporation)
Article I

STOCKHOLDERS
SECTION 1.    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2.    Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware or by means of remote communication pursuant to Section 211(a) of the Delaware General Corporation Law, as the Board of Directors shall determine.
SECTION 3.    Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware or by means of remote communication pursuant to Section 211(a) of the Delaware General Corporation Law, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.
SECTION 4.    Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.
SECTION 5.    Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
SECTION 6.    Quorum. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.
SECTION 7.    Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the President, if any, or if none or in the President's absence a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.
SECTION 8.    Voting; Proxies; Required Vote. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing or by an electronic transmission permitted by law, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.
(b)    Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 8(b), written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
(c)    Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.
SECTION 9.    Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballot or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.
SECTION 10.    Nominating and Proposal Procedures. (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board of Directors, including pursuant to the Corporation’s notice of meeting, (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 10 of Article I or (iii) with respect to a qualifying nomination at an annual meeting of stockholders held after December 31, 2017, of a Stockholder Nominee (as defined in Section 10(f) of Article I of these By-laws) by an Eligible Stockholder (as defined in Section 10(f) of Article I of these By-laws) and/or Nominating Stockholder (as defined in Section 10(f) of Article I of these By-laws) in accordance with Section 10(f) of Article I of these By-laws (each such nomination a "Proxy Access Nomination"). Subject to Section 10(d) below, clauses (ii) and (iii) of this Section 10(a) shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders.
(a)    Without limiting any other notice requirements imposed by law, the Certificate of Incorporation or these By-laws, any nomination for election to the Board of Directors or other proposal to be presented by any stockholder at a stockholders' meeting (the "Proponent") will be properly presented only if written notice of the Proponent's intent to make such nomination or proposal has been personally delivered to and otherwise in fact received by the Secretary of the Corporation not later than (i) with respect to clause (ii) of Section 10(a) above for the annual meeting, at least 150 days prior to the anniversary date of the prior year's annual meeting, or (ii) with respect to clause (ii) of Section 10(a) above for any special meeting, the close of business on the tenth day after notice of such meeting is first given to stockholders. Such notice by the Proponent to the Corporation shall set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other stockholder proposal), and shall include: (1) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business and address of the corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee; (2) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice, which shall include (x) the number of shares of each class of the stock of the Corporation which are beneficially owned by such Proponent as of the date of the notice and the Proponent's agreement to notify the Corporation in writing of the number of shares of each class of stock of the Corporation which are beneficially owned by such Proponent as of the record date promptly (but in no event later than five (5) business days) after the later of the record date or the date that the record date is first publicly disclosed and (y) a description of any agreement, arrangement or understanding (including any derivative securities or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, swaps or borrowed or loaned shares, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of the Proponent or any of Proponent's affiliates or associates with respect to shares of stock of the Corporation) that has been entered into as of the date of the Proponent's notice, by or on behalf of such Proponent or any affiliate or associate of such Proponent, with respect to shares of stock of the Corporation, and the Proponent's agreement to notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly (but in no event later than five (5) business days) after the later of the record date or the date that the record date is first publicly disclosed; (3) a description of all agreements, arrangements or understandings between the Proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the Proponent; (4) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors; and (5) the consent of each nominee, if any, to serve as a director of the Corporation if elected. Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary shall advise the Proponent in writing of any deficiencies in the notice and of any additional information the Corporation is requiring to determine the eligibility of the proposed nominee or the substance of the proposal. A Proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information shall cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded. For Proxy Access Nominations to be properly brought before an annual meeting of stockholders by an Eligible Stockholder or Nominating Stockholder, as applicable, pursuant to clause (iii) of paragraph Section 10(a) of these By-laws, each Eligible Stockholder and/or Nominating Stockholder must fully comply with the timing, notice and other provisions in Section 10(f) of this Article I of these By-laws. For the avoidance of doubt, Proxy Access Nominations may not be made at any special meeting of stockholders.
(b)    To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 10(b) of these By-laws or, in the case of a Proxy Access Nomination brought under Section 10(f) of these By-laws, in accordance with the timing, notice and other provisions of Section 10(f) of these By-laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualifications of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(d)     As used in these By-laws, the terms "affiliate" and "associate" shall have the meanings given to them by Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and the term "beneficially owned" shall have the meaning given to it by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and shall specifically include derivative securities; provided, however, that the term "partner" as used in the definition of "associate" shall not include any limited partner that is not involved in the management of the relevant partnership.
(e)    Notwithstanding anything in these By-laws to the contrary, no business of any stockholder shall be conducted at any meeting of stockholders except in accordance with the procedures set forth in this Section 10 of this Article I; provided, however, that any stockholder may present at a stockholder's meeting any proposal made by such stockholder in accordance with Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule. If a stockholder intends to and/or attempts to conduct its own proxy solicitation, then the provisions of this Section 10 of this Article I shall apply, notwithstanding the above reference to Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as amended.
(f) Subject to the terms and conditions set forth in these By-laws, the Corporation shall include, in its proxy materials for an annual meeting of stockholders held after December 31, 2017, the name, together with the Required Information (as defined in paragraph (i)(4) of this Section 10(f)), of one person or of each person properly nominated for election (each, a "Stockholder Nominee") to the Board of Directors by a qualifying stockholder or group of stockholders that satisfy the requirements of this Section 10(f), including qualifying as an Eligible Stockholder (as defined in paragraph (iv) of this Section 10(f)), and that expressly elects at the time of providing the written notice required by this Section 10(f) (a "Proxy Access Notice") to have its nominee included in the Corporation’s proxy materials pursuant to this Section 10(f).
(i) For purposes of this Section 10(f):
(1) "Voting Stock" shall mean outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors;

(2) "Constituent Holder" shall mean any stockholder, collective investment fund included within a Qualifying Fund (as defined in paragraph (iv) below) or beneficial holder whose stock ownership is counted for purposes of qualifying as holding the Proxy Access Request Required Shares (as defined in paragraph (iv) below) or qualifying as an Eligible Stockholder (as defined in paragraph (iv) below);
(3) A stockholder (and any Constituent Holders) shall be deemed to "own" only those outstanding shares of Voting Stock as to which such stockholder or any Constituent Holder possesses both (a) the full voting and investment rights pertaining to the shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The number of shares calculated in accordance with the foregoing clauses (a) and (b) shall be deemed not to include (and to the extent any of the following arrangements have been entered into by affiliates of the stockholder (or of any Constituent Holder), shall be reduced by) any shares (x) sold by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) for any purposes or purchased by such stockholder (or any of its affiliates) or such Constituent Holder (or any of its affiliates) pursuant to an agreement to resell or (z) subject to any short interest in any security of the Corporation (for purposes of these By-laws, a person shall be deemed to have a short interest in a security if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) or Derivative Instrument (defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise), which interest or instrument has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder's (or affiliate's) or such Constituent Holder's (or affiliate's) full right to vote or direct the voting of any such shares, and/or (ii) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder (or affiliate) or such Constituent Holder (or affiliate), other than any such arrangements solely involving an exchange listed multi-industry market index fund in which Voting Stock represents at the time of entry into such arrangement less than ten percent (10%) of the proportionate value of such index. A stockholder or Constituent Holder shall "own" shares held in the name of a nominee or other intermediary so long as the stockholder or Constituent Holder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. A stockholder's ownership or Constituent Holder's ownership of shares shall be deemed to continue during any period in which such stockholder or Constituent Holder has loaned such shares in the ordinary course of its business or delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which, in either case of such loan or delegation, is recallable and/or revocable at any time by the stockholder or Constituent Holder, as applicable, and, in the case of loaned shares, on not more than five business days' notice. The terms "owned, " "owning" and other variations of the word "own" shall have correlative meanings; and
(4) The "Required Information" that the Corporation will include in its proxy statement includes (a) the information concerning each Stockholder Nominee and the Eligible Stockholder(s) and Nominating Stockholder(s) that the Corporation determines is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (b) if the Eligible Stockholder and/or Nominating Stockholder so elects, a Statement (as defined in paragraph (vi) of this Section 10(f)(i)(4)). The Corporation shall also include the name of each Stockholder Nominee in its proxy card. For the avoidance of doubt, and any other provision of these By-laws notwithstanding, the Corporation may, in its sole discretion, solicit against, and include in the proxy statement its own statements or other information relating to, any Eligible Stockholder, Nominating Stockholder and/or Stockholder Nominee, including any information provided to the Corporation with respect to the foregoing.
(ii) To be timely, a stockholder’s Proxy Access Notice must be delivered to the Secretary of the Corporation at its principal executive offices not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the Corporation mailed its proxy statement for the preceding year’s annual meeting of stockholders; provided, however, that in the event the annual meeting of stockholders is not scheduled to be held within a period that commences 30 days before and ends 60 days after the first anniversary date of the previous year’s annual meeting of stockholders (such meeting date referred to herein as an “Outside Meeting Date”), the Proxy Access Notice must be so delivered to, and received by, the Secretary of the Corporation no earlier than 180 days and no later than the 10th day following the date such Outside Meeting Date is first publicly announced or disclosed. In no event shall any adjournment or postponement of an annual meeting, or the Public Announcement thereof, commence a new time period or extend any time period for giving of a Proxy Access Notice.
(iii) The number of Stockholder Nominees (including Stockholder Nominees that were submitted by any Eligible Stockholder and/or Nominating Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10(f) but either are subsequently withdrawn or that the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall be the greater of (x) two and (y) the largest whole number that does not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 10(f) (such greater number, the “Permitted Number”); provided, however, that the Permitted Number shall be reduced by:
(1) the number of directors in office or director candidates that, in either case, will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of Voting Stock, by such stockholder or group of stockholders, from the Corporation), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the Permitted Number after such reduction with respect to this clause (2) equals or exceeds one (1); and
(2) the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 10(f), other than any such director referred to in this clause (2) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms; provided, further, that in the event the Board of Directors resolves to reduce the size of the Board of Directors effective on or prior to the date of the annual meeting of stockholders, the Permitted Number shall be calculated based on the number of directors in office as so reduced. Any Eligible Stockholder or Nominating Stockholder, as applicable, submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy statement pursuant to this Section 10(f) shall (x) rank such Stockholder Nominees based on the order that such person desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the number of Stockholder Nominees submitted pursuant to this Section 10(f) exceeds the Permitted Number and (y) explicitly specify and include the respective rankings referred to in the foregoing clause (x) in the Proxy Access Notice delivered to the Corporation with respect to all Stockholder Nominees submitted pursuant thereto. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10(f) exceeds the Permitted Number, each Eligible Stockholder will have its highest ranking Stockholder Nominee (as ranked pursuant to the preceding sentence) who meets the requirements of this Section 10(f) selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the Corporation (with the understanding that an Eligible Stockholder may not ultimately have any of its Stockholder Nominees included if the Permitted Number has previously been reached).
If the Permitted Number is not reached after each Eligible Stockholder or Nominating Stockholder, as applicable, has had one Stockholder Nominee selected, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. After reaching the Permitted Number of Stockholder Nominees, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 10(f) thereafter withdraws, has his or her nomination withdrawn or is thereafter not submitted for director election, no other nominee or nominees shall be required to be substituted for such Stockholder Nominee and included in the Corporation’s proxy statement or otherwise submitted for director election pursuant to this Section 10(f).
(iv) An “Eligible Stockholder” is one or more stockholders of record or of beneficial ownership who own and have owned, or are acting on behalf of one (1) or more beneficial owners who own and have owned (in each case as defined above), in each case continuously for at least three (3) years as of both the date that the Proxy Access Notice is received by the Corporation pursuant to this Section 10(f), and as of the record date for determining stockholders eligible to vote at the annual meeting of stockholders, at least three percent (3%) of the aggregate voting power of the Voting Stock (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the Corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose stock ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed twenty (20). Two (2) or more collective investment funds that are (i) a group of funds under common management and investment control, (ii) a group of funds under common management and funded primarily by the same employer, or (iii) a “family of investment companies” or a “group of investment companies” each as defined in the Investment Company Act of 1940, as amended (each a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this paragraph (iv) provided that each fund included within a Qualifying Fund otherwise meets the requirements set forth in this Section 10(f) and provides information, together with the Proxy Access Notice documentation satisfactory to the Board or its designee, acting in good faith, that demonstrates it is a Qualifying Fund. No shares may be attributed to more than one group constituting an Eligible Stockholder under this Section 10(f) (and, for the avoidance of doubt, no stockholder may be a member of more than one group constituting an Eligible Stockholder). A record holder acting on behalf of one or more beneficial owners will not be counted separately as a stockholder with respect to the shares owned by beneficial owners on whose behalf such record holder has been directed in writing to act, but each such beneficial owner will be counted separately, subject to the other provisions of this paragraph (iv), for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings. For the avoidance of doubt, Proxy Access Request Required Shares will qualify as such if and only if the beneficial owner of such shares as of the date of the Proxy Access Notice has itself individually beneficially owned such shares continuously for the three-year (3-year) period ending on that date and through the other applicable dates referred to above (in addition to all other applicable requirements being met).
(v) No later than the final date on which a Proxy Access Notice pursuant to this Section 10(f) is timely delivered to the Corporation, an Eligible Stockholder (including each Constituent Holder) must provide the following information in writing to the Secretary of the Corporation:
(1) the name and address of, and number of shares of Voting Stock owned by, such person;
(2) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year (3-year) holding period) verifying that, as of a date within seven days prior to the date the Proxy Access Notice is delivered to the Corporation, such Eligible Stockholder (and each Constituent Holder) owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide:
(a) within five days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares; and
(b) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;
(3) the information, representations and agreements contemplated by Sections 10(b) of Article I of these By-laws;
(4) a representation that such person:
(a) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent;
(b) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 10(f);
(c) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) promulgated under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors;
(d) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation; and
(e) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and will otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 10(f);
(5) in the case of a nomination by an Eligible Stockholder comprised of a group of stockholders that together is such an Eligible Stockholder, the designation by all group members (including Constituent Holders), as evidenced by a written agreement provided to the Corporation signed by all group members (including Constituent Holders), of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination (the “Nominating Stockholder”) (for the avoidance of doubt, in the event of a nomination by a Nominating Stockholder that includes more than one Eligible Stockholder (including each Constituent Holder), any and all requirements and obligations for an Eligible Stockholder (including each Constituent Holder) that are set forth in this Section 10(f) shall apply to each such Eligible Stockholder; provided, however that, in such case, the Proxy Access Request Required Shares provision shall apply to the Eligible Stockholder comprised of a group of such stockholders that together comprises such an Eligible Stockholder);
(6) an undertaking that such person agrees to:
(a) assume all liability stemming from, and indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s and/or Nominating Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder and/or Nominating Stockholder provided to the Corporation; and
(b) file with the Securities and Exchange Commission any solicitation by the Eligible Stockholder and/or Nominating Stockholder of stockholders of the Corporation relating to the annual meeting of stockholders at which any Stockholder Nominee will be nominated and provide to the Corporation copies of any solicitation or other communication with the Corporation’s stockholders relating to the annual meeting of stockholders that is exempt from filing with the Securities and Exchange Commission; and
(7) a completed copy of the Schedule 14N (or any successor form) relating to each Stockholder Nominee that has been or will be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act.
In order to be considered timely, any information required by this Section 10(f) to be provided to the Corporation must be supplemented (by delivery to the Secretary of the Corporation) (1) no later than five days following the record date for the applicable annual meeting of stockholders, to disclose the foregoing information as of such record date, and (2) no later than the eighth day before the annual meeting of stockholders, to disclose the foregoing information as of the date that is 10 days prior to such annual meeting of stockholders. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed Stockholder Nominee or be deemed to cure any defects or limit the remedies (including without limitation under these By-laws) available to the Corporation relating to any defect.
(vi) The Eligible Stockholder or Nominating Stockholder, as applicable, may provide to the Secretary of the Corporation, at the time the information required by this Section 10(f) is originally provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the candidacy of such Eligible Stockholder’s or Nominating Stockholder’s, as applicable, Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10(f), the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.
(vii) No later than the final date when a Proxy Access Notice pursuant to this Section 10(f) is timely delivered to the Corporation, each Stockholder Nominee must deliver to the Secretary at the principal executive offices of the Corporation the completed and signed questionnaire, representation, agreement required by Section 10(c) of Article I of these By-laws and:
(1) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee (which form shall be provided by the Corporation reasonably promptly upon written request of a stockholder), that such Stockholder Nominee consents to being named in the Corporation’s proxy statement and form of proxy card (and will not agree to be named in any other person’s proxy statement or form of proxy card) as a nominee and to serving as a director of the Corporation if elected;
(2) complete, sign and submit all other questionnaires required of the Corporation’s directors generally; and
(3) provide such additional information as necessary to permit the Board of Directors to determine if any of the matters contemplated by paragraph (ix) below apply to such Stockholder Nominee or if such nominee has any direct or indirect relationship with the Corporation or is or has previously been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission or Rule 506(d) of Regulation D under the Securities Act of 1933, as amended.
In the event that any information or communications provided by the Eligible Stockholder (or any Constituent Holder), the Nominating Stockholder or any Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder, the Nominating Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood for the avoidance of doubt that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including, without limitation, under these By-laws) available to the Corporation relating to any such defect.
(viii) For the avoidance of doubt, any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 10(f) or any other provision of the By-laws, Certificate of Incorporation, or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at such annual meeting.
(ix) This Section 10(f) shall not require the Corporation (A) to include in its proxy materials for any annual meeting of stockholders, any Stockholder Nominee or, (B) if the proxy statement already has been filed, to allow the nomination of any Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation:

(1) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed (or other listing standards applicable to the Corporation), any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors;
(2) whose service as a member of the Board of Directors would violate or cause the Corporation to be in violation of these By-laws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is traded (or other such rules and listing standards applicable to the Corporation), or any applicable law, rule or regulation;
(3) if the Eligible Stockholder (or any Constituent Holder), Nominating Stockholder or applicable Stockholder Nominee otherwise breaches or fails to comply in any material respect with its obligations pursuant to this Section 10(f) or any agreement, representation or undertaking required by this Section 10(f);
(4) if the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to, not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting;
(5) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; or
(6) if the Corporation receives one or more stockholder notices nominating director candidates pursuant to other provisions of Section 10 of Article I (but not this Section 10(f)) of these By-laws.
For the purposes of this paragraph (ix), clauses (1), (2) and (5) and, to the extent related to a breach or failure by the Stockholder Nominee, clause (3) will result in the exclusion from the proxy materials pursuant to this Section 10(f) of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of such Stockholder Nominee to be nominated; provided, however, that clause (4) and, to the extent related to a breach or failure by an Eligible Stockholder (or any Constituent Holder), clause (3) will result in the Voting Stock owned by such Eligible Stockholder (or Constituent Holder) or Nominating Stockholder being excluded from the Proxy Access Request Required Shares (and, if as a result the Proxy Access Notice shall no longer have been filed by an Eligible Stockholder or Nominating Stockholder, as applicable, the exclusion from the proxy materials pursuant to this Section 10(f) of all of the applicable stockholder’s Stockholder Nominees from the applicable annual meeting of stockholders or, if the proxy statement has already been filed, the ineligibility of all of such stockholder’s Stockholder Nominees to be nominated).
(x) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at any such annual meeting; or (ii) is not elected to the Board of Directors and does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder

Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 10(f) for the next two (2) annual meetings of stockholders.
ARTICLE II

BOARD OF DIRECTORS
Section 1.    General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.
Section 2.    Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be 9, or such other number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.
(b)    Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.
(c)    Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
Section 3.    Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 4.    Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.
Section 5.    Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

Section 6.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.
Section 7.    Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by a majority of the directors then in office.
Section 8.    Notice of Special Meetings. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by personal delivery, telephone, facsimile, e-mail or by other means of electronic transmission not later than twelve hours before the meeting.
Section 9.    Organization. At all meetings of the Board of Directors, the Chairman or, in the Chairman's absence or inability to act, the President (if a member of the Board of Directors) or, in the President's absence or inability to act, any Vice President who is a member of the Board of Directors, or in such Vice President's absence or inability to act a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the person presiding over the meeting may appoint any person to act as secretary. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
Section 10.    Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.
Section 11.    Vacancies. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.
Section 12.    Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Article I

COMMITTEES
Section 1.    Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.
Section 2.    Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.
Section 3.    Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.
Section 4.    Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.
Article II

OFFICERS
Section 1.    Officers. The Corporation shall have as officers, a President, a Chief Financial Officer, a Secretary and a Treasurer and such other offices as the Board of Directors from time to time may deem proper. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as the Board may from time to time deem proper. Any two or more officer may be held by the same person.
Section 2.    Election of Officers. The officers of the Corporation shall be chosen by the Board of Directors.
Section 3.    Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.
Section 4.    Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.
Section 5.    Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.
Section 6.    President. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.
Section 7.    Vice President. A Vice President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.
Section 8.    Chief Financial Officer.
(a)    The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.
(b)    The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.
Section 9.    Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.
Section 10.    Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

Section 11.    Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.
Article III

BOOKS AND RECORDS
Section 1.    Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.
Section 2.    Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation or delivered by electronic means in accordance with applicable law.
Article IV

CERTIFICATES REPRESENTING STOCK
Section 1.    Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.
Section 2.    Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.
Section 3.    Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.
The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.
Section 4.    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
Article V

DIVIDENDS
Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
Article VI

RATIFICATION
Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non- disclosure, miscomputation, or the application of improper principles of practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
Article VII

INDEMNIFICATION
Section 1.    Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action or suit, whether or not by or in the right of the Corporation, or proceeding, whether civil, criminal, administrative or investigative (collectively, a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred, suffered or paid by or on behalf of such person, and expenses (including attorneys' fees) reasonably incurred by such person.
Section 2.    Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.
Section 3.    Claims. The right to indemnification and payment of expenses under the Certificate of Incorporation, these By-laws or otherwise shall be a contract right. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
Section 4.    Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By- laws, agreement, vote of stockholders or disinterested directors or otherwise.
Section 5.    Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.
Section 6.    Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
Article VIII

CORPORATE SEAL
The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.
Article IX

FISCAL YEAR
The fiscal year of the Corporation shall be determined, and may be subsequently changed from time to time, by resolution of the Board of Directors.
Article X

WAIVER OF NOTICE
Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof signed by or electronic transmission by, the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.
Article XI

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.
Section 1.    Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

Section 2.    Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
Section 3.    Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.
Section 4.    Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.
Article XII

AMENDMENTS
The Board of Directors shall have power to adopt, amend or repeal By-laws. By- laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.
Article XIII

FORUM FOR ADJUDICATION OF DISPUTES
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or By-laws (either as may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.